Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Twin Disc, Incorporated of our report dated August 31, 2017 relating to the financial statements and financial statement schedule of Twin Disc, Incorporated, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
August 31, 2018